                                                                    EXHIBIT 21.2


                        WFS FINANCIAL 1999-B OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of December 31, 1999
                    for Distribution Date of January 20, 2000


COLLECTIONS
                                                                                                                   DOLLARS
Payments received                                                                                                  109,100,135.56
                         Plus:
                               Servicer Advances                                                  1,314,934.70
                               Reimbursement of holds                                               976,505.20
                                                                                                 -------------
                                                                                                                     2,291,439.90

                         Less:
                               Reimbursement Advances
                               Funds deposited in Holds Account                                  (1,101,003.51)
                                                                                                   (917,157.76)
                                                                                                 -------------
                                                                                                                    (2,018,161.27)
                                                                                                                   --------------

Total Funds Available for Distribution                                                                             109,373,414.19
                                                                                                                   ==============

DISTRIBUTIONS

                Servicing Fee                                                                     2,789,338.00
                Trustee and Other Fees                                                              367,849.99
                Other Miscellaneous Payments                                                        525,676.67
                                                                                                 -------------
                                                                                                                     3,682,864.66
                Note Interest Distributable Amount - Class A-1                1,527,031.70
                Note Interest Distributable Amount - Class A-2                3,607,386.44
                Note Interest Distributable Amount - Class A-3                5,498,400.00
                Note Interest Distributable Amount - Class A-4                1,845,750.00

                                                                             -------------
                    Total Note Interest Distributable Amount                 12,478,568.14

                Certificate Interest Distributable Amount                     1,732,500.00
                                                                             -------------

Total Interest Distribution                                                                      14,211,068.14


                Note Principal Distributable Amount - Class A-1              83,380,582.96
                Note Principal Distributable Amount - Class A-2 thru A-4              0.00

                Certificate Principal Distributable Amount                            0.00
                                                                             -------------

Total Principal Distribution                                                                     83,380,582.96
                                                                                                 -------------

Total Principal and Interest Distribution                                                                           97,591,651.10

                Spread Account Deposit                                                                               8,098,898.43


Total Distributions                                                                                                109,373,414.19
                                                                                                                   ==============

                        WFS FINANCIAL 1999-B OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of December 31, 1999
                    for Distribution Date of January 20, 2000


PORTFOLIO DATA:
                                                                         # of loans
      Beginning Security Balance                                                74,857                           920,674,966.38

          Less:                Scheduled Principal Balance                           0       (41,058,610.81)
                               Full Prepayments                                 (4,869)      (29,654,795.47)
                               Partial Prepayments                                   0                 0.00
                               Liquidations                                     (1,026)      (12,667,176.68)
                                                                                             --------------
                                                                                                                 (83,380,582.96)
                                                                                                                 --------------
      Ending Security Balance                                                   68,962                           837,294,383.42

OTHER RELATED INFORMATION:

Spread Account:

                Beginning Balance                                                             44,739,843.94
                      Deposits                                                                 8,098,898.43
                      Reductions                                                                       0.00
                                                                                              -------------
                Ending Balance                                                                                    52,838,742.37

                Beginning  Initial Deposit Repayment                                          40,000,000.00
                      Repayments                                                                       0.00
                                                                                              -------------
                Ending Initial Deposit Repayment                                                                  40,000,000.00

Modified Accounts:
                Principal Balance                                                                     0.00%                0.00
                Scheduled Balance                                                                     0.00%                0.00

Servicer Advances
                Beginning Unreimbursed Advances:                                               1,054,631.45
                New Advances                                                                   1,314,934.70
                Advances Reimbursed                                                           (1,101,003.51)
                                                                                              -------------
                Ending Unreimbursed Advances:                                                                      1,268,562.64

Holding Account:
                Beginning Balance                                                                853,689.37
                Funds Deposited                                                                  917,157.76
                Withdrawal to Collection Account                                                (976,505.20)
                                                                                              -------------
                Ending Balance                                                                                       794,341.93

Net Charge-Off Data:                                                     # of loans
                Charge-Offs                                                      1,091         7,951,634.70
                Recoveries                                                        (543)       (1,338,276.89)
                                                                                              -------------
                Net Charge-Offs                                                    548                             6,613,357.81

Delinquencies (P&I):                                                     # of loans
      30-59 Days                                                                 1,491        15,490,293.23
      60-89 Days                                                                   400         4,274,335.36
      90-119 Days                                                                  201         2,204,786.62
      120 days and over                                                             14           173,759.34


Repossessions                                                                       75           523,089.10

Contracts Repurchased (pursuant to Sect. 3.02,
  4.07, or 9.01 of the Sale and Servicing Agreement)                                 0                                     0.00

Charge-Off Percentage                                                                                                     3.49%
Delinquency Percentage                                                                                                    0.82%

WAC                                                                                                                    14.5985%
WAM                                                                                                                      53.831

                        WFS FINANCIAL 1999-B OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of December 31, 1999
                    for Distribution Date of January 20, 2000


==================================================================================
                                      BEGINNING                            PRIOR
                     ORIGINAL       OUTSTANDING                          PRINCIPAL
                    PRINCIPAL         PRINCIPAL         PRINCIPAL        CARRYOVER
  CLASSES            BALANCE          BALANCE         DISTRIBUTABLE      SHORTFALL
==================================================================================
    A-1         190,000,000.00    110,674,966.38      83,380,582.96          0.00

    A-2         242,000,000.00    242,000,000.00               0.00          0.00

    A-3         348,000,000.00    348,000,000.00               0.00          0.00

    A-4         115,000,000.00    115,000,000.00               0.00          0.00

Certificate     105,000,000.00    105,000,000.00               0.00          0.00

==================================================================================

      TOTAL   1,000,000,000.00    920,674,966.38      83,380,582.96          0.00

==================================================================================


=========================================================================
              CURRENT                        REMAINING         TOTAL
              PRINCIPAL                     OUTSTANDING     PRINCIPAL
              CARRYOVER     PRINCIPAL        PRINCIPAL     AND INTEREST
  CLASSES     SHORTFALL    DISTRIBUTION       BALANCE      DISTRIBUTION
=========================================================================
    A-1           0.00     83,380,582.96    27,294,383.42   84,907,614.66

    A-2           0.00              0.00   242,000,000.00    3,607,386.44

    A-3           0.00              0.00   348,000,000.00    5,498,400.00

    A-4           0.00              0.00   115,000,000.00    1,845,750.00

Certificate       0.00              0.00   105,000,000.00    1,732,500.00

=========================================================================

      TOTAL       0.00     83,380,582.96   837,294,383.42   97,591,651.10

=========================================================================




===================================================================================================
                                                              PRIOR       CURRENT
                                                            INTEREST      INTEREST
   NOTE                 INTEREST      CALCULATED            CARRYOVER     CARRYOVER      INTEREST
  CLASSES                 RATE         INTEREST             SHORTFALL     SHORTFALL    DISTRIBUTION
===================================================================================================
    A-1                 5.399%      1,527,031.70               0.00          0.00      1,527,031.70

    A-2                 5.833%      3,607,386.44               0.00          0.00      3,607,386.44

    A-3                 6.320%      5,498,400.00               0.00          0.00      5,498,400.00

    A-4                 6.420%      1,845,750.00               0.00          0.00      1,845,750.00

Certificate             6.600%      1,732,500.00               0.00          0.00      1,732,500.00

===================================================================================================

   TOTAL                           14,211,068.14               0.00          0.00     14,211,068.14

===================================================================================================



==============================
 DEFICIENCY             POLICY
   CLAIM                CLAIM
   AMOUNT               AMOUNT
==============================
     0.00                0.00

     0.00                0.00

     0.00                0.00

     0.00                0.00

     0.00                0.00
==============================

     0.00                0.00

==============================



Note Percentage                   100.000000%

Certificate Percentage              0.000000%